EXHIBIT 10.7

SUNCOKE ENERGY, INC.

SECOND AMENDMENT
TO THE
SAVINGS RESTORATION PLAN

WHEREAS, SunCoke Energy, Inc. (the “Company”) maintains the SunCoke Energy, Inc. Savings Restoration Plan (the “Plan”); and

WHEREAS, the Company now deems it advisable and in the best interests of the Company to amend the Plan to provide that upon a change in control of the Company (i) the Plan shall terminate as of the effective date of the change in control and (ii) all Plan accounts shall be distributed to Plan participants in an immediate lump sum payment.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of June 1, 2015, as follows:

1.    Section V of the Plan is amended by adding a new Section V.6 to read as follows:

6.    Plan Termination

Notwithstanding the foregoing, upon a Change in Control of the Company, amounts credited to participants’ book accounts shall be distributed in accordance with Section VII.1.B.

2.    Section VII.1 of the Plan is amended to read as follows:

1.    Right to Terminate

A.    In General. This Plan may be terminated at any time by the Company. The Company or any participating employer may terminate participation in this Plan with respect to its employees participating in the SunCoke Plan. If a participating employer shall terminate the SunCoke Plan with respect to its employees, this Plan shall be terminated automatically with respect to future calendar years. Except as provided in Section B below, upon termination of the Plan, the amounts credited to participants’ book accounts under this Plan shall be distributed to such participants in accordance with the terms of the Plan and the participants’ existing elections.

B.    Change in Control. Notwithstanding Section A above, in the event of a Change in Control of the Company, the Plan shall automatically terminate with respect to all participants, and the amounts credited to participants’ book accounts shall be distributed to the participants in a lump sum cash payment within five business days following the Change in Control. Such Plan termination and distribution of accounts shall be effectuated in accordance with Code Section 409A and Treas. Reg. § 1.409A-3(j)(4)(ix)(B).

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3.    Section VII.7 of the Plan is amended by adding a new Section VII.7.L to read as follows:

L.    Change in Control. Change in Control means the occurrence of any of the following events:

(a)    The acquisition by any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the “Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (c)(i), (c)(ii) and (c)(iii) of this definition.

(b)    Individuals who, as of the date that the Plan became effective, constituted the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors.

(c)    Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries, in each case unless, following such business combination:

(i)    all or substantially all of the individuals and entities that were the beneficial owners of the then outstanding Common Stock and the then outstanding Company voting securities immediately prior to such business combination beneficially own, directly or indirectly, more than 50% of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such business combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially

EXHIBIT 10.7

all of the assets of the Company, either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such business combination of the then outstanding Common Stock and the then outstanding Company voting securities, as the case may be;

(ii)    no person (excluding any corporation resulting from such business combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such business combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such business combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the business combination; and

(iii)    at least a majority of the members of the board of directors of the corporation resulting from such business combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such business combination; or

(d)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this definition, “Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity during any period in which at least a 50% voting or profits interest is owned, directly or indirectly, by the Company or any successor to the Company.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred if the event could not constitute a Change in Control as described in Code Section 409A(a)(2)(A)(v) and Treas. Reg. § 1.409A-3(i)(5).